ARCHROCK PARTNERS, L.P.
AWARD NOTICE AND AGREEMENT
PHANTOM UNIT AWARD WITH DERS FOR NON-EMPLOYEE DIRECTORS

Archrock GP LLC (the “Company”), as general partner of Archrock General Partner, L.P., which is the general partner of Archrock Partners, L.P. (the “Partnership”), has granted to you (the "Participant") Phantom Units under the Archrock Partners, L.P. 2017 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”), subject to the terms and conditions set forth in this Award Notice and Agreement (the "Award Notice") and the Plan. Each Phantom Unit shall be issued in tandem with a corresponding DER, which shall entitle you to payments in an amount equal to Partnership distributions in accordance with Section 2 below. Unless otherwise defined herein, capitalized terms used in this Award Notice shall have the respective meanings ascribed to them in the Plan.
The material terms of your Award are as follows:
1.Award. You have been granted Phantom Units, each with a tandem grant of DERs (your "Award").
2.Distribution Equivalent Rights. Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Phantom Unit to which it corresponds (the “DER Period”). Each DER shall entitle you to receive payments, subject to and in accordance with this Award Notice, in an amount equal to each distribution (including any extraordinary or other non-recurring distribution), in each case, that (a) is made by the Partnership in respect of the Common Unit underlying the Phantom Unit to which such DER relates, and (b) has an applicable Distribution Date (as defined below) occurring during the DER Period. Such amounts (if any) shall be payable as and when such distributions are paid generally to the Partnership’s Common Unit holders (without regard to the vested or unvested status of the Phantom Unit underlying such DER on the applicable Distribution Date). Notwithstanding the foregoing, upon the payment or forfeiture of a Phantom Unit, the DER granted in tandem with such paid or forfeited Phantom Unit, as applicable, and the DER Period shall terminate with respect to such paid or forfeited Phantom Unit, as applicable. For the avoidance of doubt, a DER will only entitle you to payments relating to distributions with an applicable Distribution Date occurring between the Grant Date and the date on which you receive payment in respect of the Phantom Unit to which it corresponds in accordance with Section 7 below (or, if earlier, the date on which you forfeit the Phantom Unit to which it corresponds). The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Phantom Units and the rights arising in connection therewith for purposes of Section 409A (as defined below) (including for purposes of the designation of the time and form of payments required by Section 409A). For purposes of this Award Notice, “Distribution Date” shall mean, with respect to any distribution made in respect of the Common Units of the Partnership, the date preceding the ex-dividend date applicable to such distribution.
3.Grant Date. The Grant Date of your Award is the date on which this Award is approved by the Compensation Committee of the Board of Directors of the Company.
4.Vesting. Your Award is subject to a vesting schedule. Subject to Section 5 below, the Award will vest ratably on each of ______________, _____________, and _____________ (each, a “Vest Date”); however, except as otherwise provided in Sections 5 and 6 below, you must remain in continued service as a Director of the Company at all times from the Grant Date up to and including the applicable Vest Date for the applicable portion of the Award to vest.

5.Termination of Service. If your service as a Director of the Company terminates for any reason (a “Termination of Service”) other than as a result of (a) death, (b) a disability that would meet the criteria for being considered “disabled” under the Company’s or an Affiliate’s long-term disability plan as if you were eligible to participate in such plan (“Disability”) or (c) you not being reelected as a Director of the Company, then your unvested Phantom Units will automatically be forfeited on the date of such termination. If you incur a Termination of Service due to death, Disability or you not being reelected as a Director of the Company, then your unvested Phantom Units will vest in full on the date of such termination. For purposes of this Notice, your “service as a director of the Company” will be terminated only if it is a “separation from service” within the meaning of Section 409A of the Internal Revenue Code and accompanying regulations issued under Section 409A.
6.Change of Control Prior to Vesting or Termination of Service. If a Change of Control is consummated, your unvested Phantom Units will vest on the date of such Change of Control, provided you are in continued service as a Director of the Company as of such date.
7.Payments. As soon as administratively practicable, but in no event later than the 60th day after the date your Phantom Units vest in accordance with Paragraphs 4, 5 or 6 above (the "Payment Date"), the Company will pay you one Common Unit of the Partnership with respect to each vested Phantom Unit; provided, however, that the Committee, in its discretion, may elect to pay to you on the Payment Date all of the Common Units related to your vested Phantom Units either (a) in the form of a lump sum cash payment or (b) in a combination of Common Units and a lump sum cash payment in lieu of Common Units. Any lump sum cash payment will be equal to the Fair Market Value as of the Vest Date of the Common Units. Notwithstanding the foregoing, if your Award is subject to Section 409A of the Code (“Section 409A”) and your Award vests under Paragraph 6 due to a Change of Control that does not satisfy the definition of a "change of control" for purposes of Section 409A, then the Payment Date of the Common Units or cash under this Paragraph 7 will be not later than the 60th day after the first to occur of (a) your Termination of Service date or (b) the Vest Date(s) described in Paragraph 4. DERs will be paid on Phantom Units as and when cash distributions are paid on Common Units.
8.Non-Transferability. Prior to vesting, you cannot sell, transfer, pledge, exchange or otherwise dispose of the Phantom Units or DERs, except as otherwise set forth in the Plan.
9.Rights as Unitholder. You, or your executor, administrator, heirs, or legatees shall have the right to receive distributions on Units and all the other privileges of a unitholder of the Partnership only from the date of issuance of a Unit in your name representing payment of a vested Phantom Unit.
10.No Right to Continued Service. Nothing contained in this Award Notice guarantees your continued service as a Director or other service provider of the Company or any of its Affiliates or interferes in any way with the right of the Company or any its Affiliates to terminate your status as a Director or other service provider or modify the terms of your service at any time.
11. Withholding. The Company and its Affiliates may, in their sole discretion, withhold a sufficient number of Common Units or amount of cash otherwise issuable or payable to you pursuant to this Award to satisfy any such withholding obligations. If necessary, the Company also reserves the right to withhold from your regular earnings an amount sufficient to meet any withholding obligations.
12.Plan Governs. This Award Notice is subject to the terms of the Plan, a copy of which is available at no charge through your UBS account or which will be provided to you upon request as indicated in Section 17. All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be established pursuant to the Plan, are hereby incorporated into this Award Notice, including, but not limited to, Section 8(m) (“Compliance with Section 409A”) thereof. In the event of a discrepancy between this Award Notice and the Plan, the Plan shall govern.
13.Adjustments. This Award is subject to adjustment as provided in Section 7(c) of the Plan.

14.Modifications. The Company may make any change to this Award Notice that is not adverse to your rights under this Award Notice or the Plan.
15.Non-Solicitation/Confidentiality Agreement. The greatest assets of the Partnership and its Affiliates (“Archrock” in this Section 15) are its employees, directors, customers, and confidential information. In recognition of the increased risk of unfairly losing any of these assets to its competitors, Archrock has adopted this Non-Solicitation/Confidentiality Agreement as set forth in this Section 15, the terms of which you accept and agree to by accepting the Award.
In order to assist you with your duties as a Director, Archrock has provided and shall continue to provide you with access to confidential and proprietary operational information and other confidential information which is either information not known by actual or potential competitors and third parties or is proprietary information of Archrock (“Confidential Information”). Such Confidential Information shall include, without limitation, information regarding Archrock’s customers and suppliers, employees, business operations, product lines, services, pricing and pricing formulae, machines and inventions, research, knowhow, manufacturing and fabrication techniques, engineering and product design specifications, financial information, business plans and strategies, information derived from reports and computer systems, work in progress, marketing and sales programs and strategies, cost data, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of Archrock. You agree, during your service as an Director and at all times thereafter, not to use, divulge, or furnish or to make accessible to any third party, company, or other entity or individual, without Archrock’s written consent, any Confidential Information of Archrock, except as required by your duties to Archrock as a Director. Notwithstanding the foregoing or anything herein to the contrary, you understand that (a) nothing contained herein will prohibit you from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation; (b) nothing herein is intended to or will prevent you from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding; and (c) pursuant to 18 USC Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
You agree that whenever your service as a Director of Archrock ends for any reason, (i) you shall return to Archrock all documents containing or referring to Archrock’s Confidential Information as may be in your possession and/or control, with no request being required; and (ii) you shall return all Archrock computer and computer-related equipment and software, and all Archrock property, files, records, documents, drawings, specifications, lists, equipment and other similar items relating to Archrock’s business coming into your possession and/or control during your employment, with no request being required.
In connection with your acceptance of the Award under the Plan, and in exchange for the consideration provided hereunder, you agree that you will not, during your service to Archrock, and for one year thereafter, directly or indirectly, for any reason, for your own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by Archrock in any capacity with the purpose or intent of attracting that person from the employ of Archrock, or (b) divert or attempt to divert from Archrock any business relating to the provision of natural gas compression services without the prior written consent of Archrock. As further consideration for the grant of the Award, you agree that you will not, while in service to Archrock, or at any time thereafter, (i) make any independent use of, or disclose to any other person (except as authorized by Archrock)

any confidential, nonpublic and/or proprietary information of Archrock, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of Archrock nor (ii) by any manner or means, in public or in private, disparage, demean, insult or defame Archrock, its officers or directors.
You agree that (i) the terms of this Section 15 are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this Section 15 are ancillary or a part of; (ii) the consideration provided by Archrock under this Section 15 is not illusory; (iii) the restrictions of this Section 15 are necessary and reasonable for the protection of the legitimate business interests and goodwill of Archrock; and (iv) the consideration given by Archrock under this Section 15[, including without limitation, the provision by Archrock of Confidential Information to you, gives rise to Archrock’s interests in the covenants set forth in this Section 15.
If any court determines that any provision of this agreement, or any part thereof, is invalid or unenforceable, the remainder of this agreement shall not be affected and shall be given full effect, without regard to the invalid portions and the court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.
You understand that this agreement is independent of and does not affect the enforceability of any other restrictive covenants by which you have agreed to be bound in any other agreement with Archrock.
Notwithstanding any other provision of this Award, the provisions of this Section 15 shall be governed, construed and enforced in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof. Any action or proceeding seeking to enforce any provision of this Section 15 shall be brought only in the courts of the State of Texas or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and the parties consent to the jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein.
16.Data Privacy. You consent to the collection, use, processing and transfer of your personal data as described in this paragraph. You understand that the Company and/or its Affiliates hold certain personal information about you (including your name, address and telephone number, date of birth, social security number, social insurance number, etc.) for the purpose of administering the Plan (“Data”). You also understand that the Company and/or its Affiliates will transfer this Data amongst themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or its Affiliates may also transfer this Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for these purposes. You also understand that you may, at any time, review the Data, require any necessary changes to the Data or withdraw your consent in writing by contacting the Company. You further understand that withdrawing your consent may affect your ability to participate in the Plan.
17.Additional Information. If you require additional information concerning your Award, contact the Company’s Stock Plan Administrator at 281.836.8055 or at mystock@archrock.com. You may also contact UBS at 713.654.4713.
18.Participant Acceptance. If you agree with the terms and conditions of this Award, please indicate your acceptance in UBS One Source by selecting “Accept.” To reject the Award, select “Reject.” Please note that if you reject the Award or do not accept the Award within 45 days of the Grant Date, the Award will be forfeited.

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